Exhibit 10.23
FORM OF INDEMNIFICATION AGREEMENT
THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is made and entered into effective as of January 16, 2018 (the “Effective Date”), by and between Triangle Capital Corporation, a Maryland corporation (collectively, with its affiliates and subsidiaries, the “Company”), and ______________ (“Indemnitee”).
WHEREAS, at the request of the Company, Indemnitee currently serves as [a director][an officer] of the Company and may, therefore, be subjected to claims, suits or proceedings arising as a result of [his][her] service as [a director][an officer] of the Company;
WHEREAS, as an inducement to Indemnitee [to continue] to serve as [a director][an officer] of the Company, the Company has agreed to indemnify and to advance expenses and costs incurred by Indemnitee in connection with any claims, suits or proceedings, to the maximum extent permitted by law;
WHEREAS, the parties by this Agreement desire to set forth their agreement regarding indemnification and advancement of expenses; and
WHEREAS, Indemnitee is relying upon the rights afforded under this Agreement in continuing to serve as [a director][an officer] of the Company.
NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

1.	Definitions. For purposes of this Agreement:

a.	“Adjudged” shall mean adjudged finally by a court or arbitral or other authority of competent jurisdiction.

b.
“Change in Control” means a change in control of the Company occurring after the Effective Date of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if, after the Effective Date (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of all of the Company’s then-outstanding securities entitled to vote generally in the election of directors without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person’s attaining such percentage interest; (ii) the Company is a party to a merger, consolidation, sale of assets, plan of liquidation or other reorganization not approved by at least two-thirds of the members of the Board of Directors then in office, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; (iii) at any time, a majority of the members of the Board of Directors are not comprised of (A) individuals who were directors as of the Effective Date and/or (B) individuals whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by the affirmative vote of at least two-thirds of the directors then in office who were directors as of the Effective Date or whose election or nomination for election was previously so approved; or (iv) the Company retains or engages an external investment adviser to manage its assets and business.

c.
“Corporate Status” means the status of a person as a present or former director, officer, employee or agent of the Company or as a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any other foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving in such capacity at the request of the Company. As a clarification and without limiting the circumstances in which Indemnitee may be serving at the request of the Company, service by Indemnitee shall be deemed to be at the request of the Company: (i) if Indemnitee serves or served as a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise (A) of which a majority of the voting power or equity interest is or was owned directly or indirectly by the Company, or (B) the management of which is controlled directly or indirectly by the Company; or (ii) if, as a result of Indemnitee’s service to the Company, Indemnitee is subject to duties by, or required to perform services for, an employee benefit plan or its participants or beneficiaries, including as a deemed fiduciary thereof.

d.	“Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification and/or advancement of Expenses is sought by Indemnitee.

e.	“Effective Date” has the meaning set forth in the first paragraph of this Agreement.

f.
“Enterprise” shall mean (i) the Company and (ii) any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise which is an affiliate or wholly or partially owned subsidiary of the Company and of which the Indemnitee is or was serving as a director, trustee, general partner, managing member, officer, employee, agent or fiduciary; and (iii) any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company.

g.	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

h.
“Expenses” means any and all disbursements or expenses incurred by Indemnitee in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in or otherwise participating in a Proceeding, including, without limitation, reasonable and out-of-pocket attorneys’ fees and costs, retainers, court costs, arbitration and mediation costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement and any ERISA excise taxes and penalties. Expenses shall also include (i) expenses incurred in connection with any appeal resulting from any Proceeding including, without limitation, the premium for, security for and other costs relating to any cost bond, supersedeas bond or other appeal bond or its equivalent, (ii) expenses incurred in connection with recovery under any directors’ and officers’ liability insurance policies maintained by the Company, and (iii) expenses incurred by Indemnitee in establishing or enforcing [his][her] right to indemnification or reimbursement under this Agreement.

i.
“Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement or of other indemnitees under similar indemnification agreements), or (ii) any other party to or participant or witness in the Proceeding giving rise to a claim for indemnification or advancement of Expenses hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

j.
“Jointly Indemnifiable Claims” shall mean any Proceeding for which the Indemnitee shall be entitled to indemnification, advancement of expenses or insurance from (i) the Company and/or any Enterprise pursuant to this Agreement, the charter or Bylaws or other governing documents of the Company or any Enterprise, any agreement or a resolution of the stockholders of the Company entitled to vote generally in the election of directors or of the Board of Directors, or otherwise, on the one hand, and (ii) any Third-Party Indemnitor pursuant to any agreement between any Third-Party Indemnitor and the Indemnitee pursuant to which the Indemnitee is indemnified, the laws of the jurisdiction of incorporation or organization of any Third-Party Indemnitor and/or the certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of any Third-Party Indemnitor, on the other hand.

k.
“Proceeding” means any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing, claim, demand or discovery request or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative or investigative (formal or informal) nature, including any appeal therefrom. If Indemnitee reasonably believes that a given situation may lead to or culminate in the institution of a Proceeding, such situation shall also be considered a Proceeding. The term “Proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, defense, settlement, arbitration or appeal of, and the giving of testimony in or related to, any threatened, pending or completed claim, action, suit or other proceeding, whether of a civil, criminal, administrative or investigative nature.

l.
“Third-Party Indemnitor” means any person or entity that has or may in the future provide to the Indemnitee any indemnification, exoneration, hold harmless or Expense advancement rights and/or insurance benefits other than (i) the Company, (ii) any Enterprise and (iii) any entity or entities through which the Company maintains liability insurance applicable to the Indemnitee.

2.
Services by Indemnitee. The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce the Indemnitee to [continue to] serve as [a director/an officer] of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in [continuing to serve/serving] in such capacity. However, this Agreement shall not impose any independent obligation on Indemnitee or the Company to continue Indemnitee’s service to the Company beyond any period otherwise required by law or by other agreements or commitments of the parties, if any. This Agreement shall not be deemed an employment contract between the Company (or any other entity) and Indemnitee.

3.
Indemnification. The Company shall indemnify and hold harmless, and advance Expenses to, Indemnitee (a) as provided in this Agreement and (b) otherwise to the maximum extent not prohibited by (and not merely to the extent affirmatively permitted by) Maryland law in effect on the Effective Date and as amended from time to time; provided, however, that no change in Maryland law shall have the effect of reducing the benefits available to Indemnitee hereunder based on Maryland law as in effect on the Effective Date. The rights of Indemnitee provided in this Section 3 shall include, without limitation, the rights set forth in the other sections of this Agreement, including any additional indemnification permitted by the charter or bylaws of the Company or Section 2-418(b) of the Maryland General Corporation Law (the “MGCL”).

4.
Standard for Indemnification. If, by reason of Indemnitee’s Corporate Status, Indemnitee is, or is threatened to be, made a party to any Proceeding, the Company shall indemnify and hold harmless Indemnitee against all judgments, penalties, fines and amounts paid in settlement and all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with any such Proceeding unless (and only to the extent) it is ultimately Adjudged that (i) the act or omission of Indemnitee was material to the matter giving rise to the Proceeding and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty; (ii) Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal Proceeding, Indemnitee had reasonable cause to believe that [his][her] conduct was unlawful.

5.	Certain Limitations. Indemnitee shall not be entitled to:

a.	indemnification hereunder if the Proceeding was one by or in the right of the Company and Indemnitee is Adjudged to be liable to the Company;

b.	indemnification hereunder if Indemnitee is Adjudged to be liable on the basis that personal benefit was improperly received in any Proceeding charging improper personal benefit to Indemnitee; or

c.
indemnification or advancement of Expenses hereunder if the Proceeding was brought by Indemnitee, unless: (i) the Proceeding was brought to establish or enforce indemnification rights under this Agreement, and then only to the extent in accordance with and as authorized by Section 12 of this Agreement, or (ii) the Company’s charter or bylaws, a resolution of the stockholders entitled to vote generally in the election of directors or of the Board of Directors or an agreement approved by the Board of Directors to which the Company is a party, expressly provides otherwise.

6.
Court-Ordered Indemnification. Notwithstanding any other provision of this Agreement (other than Section 16), a court of appropriate jurisdiction, upon application of Indemnitee and such notice as the court shall require, may order indemnification of Indemnitee by the Company in the following circumstances:

a.
if such court determines that Indemnitee is entitled to reimbursement under Section 2-418(d)(1) of the MGCL, the court shall order indemnification, in which case Indemnitee shall be entitled to recover the Expenses of securing such reimbursement; or

b.	if such court determines that Indemnitee is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not Indemnitee

(i) has met the standards of conduct set forth in Section 2-418(b) of the MGCL or (ii) has been adjudged liable for receipt of an improper personal benefit under Section 2-418(c) of the MGCL, the court may order such indemnification as the court shall deem proper. However, indemnification with respect to any Proceeding by or in the right of the Company or in which liability shall have been adjudged in the circumstances described in Section 2-418(c) of the MGCL shall be limited to Expenses.

7.
Partial Success. In addition to any other right to indemnification under any provision of this Agreement, and without limiting any such provision, if Indemnitee is not wholly successful in a Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee under this Section 7 for all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter, allocated on a reasonable and proportionate basis. For purposes of this Section 7, and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter. For the avoidance of doubt, in the event that Indemnitee is not wholly successful and is Adjudged liable, the Company shall indemnify Indemnitee to the maximum extent not prohibited by (and not merely to the extent affirmatively permitted by) Maryland law and as permitted by Sections 3, 4 5 and 6 of this Agreement.

8.
Advancement of Expenses. If Indemnitee was, is, or is threatened to be, made a party to (or otherwise becomes a participant in) any Proceeding, the Company shall, without requiring a preliminary determination of Indemnitee’s ultimate entitlement to indemnification hereunder, advance all reasonable Expenses incurred by or on behalf of Indemnitee in connection with such Proceeding. Such advance or advances shall be made within fifteen (15) days after the receipt by the Company of a statement or statements requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding, and may be in the form of, in the reasonable discretion of Indemnitee (but without duplication): (i) payment of such Expenses directly to third parties on behalf of Indemnitee; (ii) advancement to Indemnitee of funds in an amount sufficient to pay such Expenses; or (iii) reimbursement to Indemnitee for Indemnitee’s payment of such Expenses. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by a written affirmation and undertaking by or on behalf of Indemnitee, in substantially the form attached hereto as Exhibit A or in such form as may be required under applicable law as in effect at the time of the execution thereof, to reimburse the portion (if any) of any Expenses advanced to Indemnitee relating to claims, issues or matters in the Proceeding as to which it shall ultimately be Adjudged by clear and convincing evidence, that the standard of conduct has not been met by Indemnitee and which have not been successfully resolved as described in Section 7 of this Agreement. For so long as the Company is subject to the Investment Company Act of 1940 (the “Investment Company Act”), any advancement of Expenses shall be subject to at least one of the following as a condition of the advancement: (a) Indemnitee shall provide appropriate security for [his][her] undertaking, (b) the Company shall be insured against losses arising by reason of any lawful advances or (c) a majority of a quorum of the Disinterested Directors, or Independent Counsel in a written report based on a review of readily available facts, shall determine that there is no reason to believe that Indemnitee ultimately will be found to not be entitled to indemnification. To the extent that Expenses advanced to Indemnitee do not relate to a specific claim, issue or matter in the Proceeding, such Expenses shall be allocated on a reasonable and proportionate basis. The undertaking required by this Section 8 shall be an unlimited general obligation by or on behalf of Indemnitee and shall be accepted without reference to Indemnitee’s financial ability to repay such advanced Expenses and without any requirement to post security therefor.

9.
Indemnitee as Witness or Other Participant. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee was, is or may be, by reason of Indemnitee’s Corporate Status, made a witness or otherwise asked to participate in any Proceeding, whether instituted by the Company or any other party, and to which Indemnitee is not a party, Indemnitee shall be advanced all reasonable Expenses and indemnified and held harmless against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith within fifteen (15) days after the receipt by the Company of a statement or statements requesting any such advance or indemnification from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee. In connection with any such advancement of Expenses, the Company may require Indemnitee to provide a written affirmation and undertaking substantially in the form attached hereto as Exhibit A.

10.	Procedure for Determination of Entitlement to Indemnification.

a.
To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary or appropriate to determine whether and to what extent Indemnitee is entitled to indemnification. Indemnitee may submit one or more such requests from time to time and at such time(s) as Indemnitee deems appropriate in Indemnitee’s sole discretion. The officer of the Company receiving any such request from Indemnitee shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors of the Company that Indemnitee has requested indemnification by the Company.

b.
Upon written request by Indemnitee for indemnification pursuant to Section 10(a) above, a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall promptly be made in the specific case: (i) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the

Board of Directors, a copy of which shall be delivered to Indemnitee, which Independent Counsel shall be selected by Indemnitee and approved by the Board of Directors in accordance with Section 2-418(e)(2)(ii) of the MGCL, which approval shall not be unreasonably withheld; or (ii) if a Change in Control shall not have occurred, (A) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors or, if such a quorum cannot be obtained, then by a majority vote of a duly authorized committee of the Board of Directors consisting solely of one or more Disinterested Directors, (B) if Independent Counsel has been selected by the Board of Directors in accordance with Section 2-418(e)(2)(ii) of the MGCL and approved by Indemnitee, which approval shall not be unreasonably withheld or delayed, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee, or (C) if so directed by at least a majority of the members of the Board of Directors, the stockholders of the Company. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within fifteen (15) days after such determination. Indemnitee shall cooperate with the Company (including Independent Counsel selected by the Company) in making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to the Company, upon reasonable advance written request, any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary or appropriate to such determination in the discretion of the Board of Directors or Independent Counsel, as applicable; provided, however Indemnitee shall not be required to waive any applicable privilege or work product protection. Any Expenses incurred by Indemnitee in so cooperating with the Company or Independent Counsel shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company shall indemnify and hold Indemnitee harmless therefrom.

c.
The Company agrees to pay the reasonable fees and expenses of any Independent Counsel and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto. In no event shall the Indemnitee be required or requested to pay any such fees or expenses or to provide any such indemnification.

11.	Presumptions and Effect of Certain Proceedings.

a.
In making any determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 10(a) of this Agreement, and the Company shall have the burden to overcome that presumption in connection with the making of any determination contrary to that presumption.

b.
The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, upon a plea of nolo contendere or its equivalent, or entry of an order of probation prior to judgment, does not create a presumption that Indemnitee did not meet the requisite standard of conduct described herein for indemnification.

c.
The knowledge and/or actions, or failure to act, of any other director, officer, employee or agent of the Company or any other director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any other foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise shall not be imputed to Indemnitee for purposes of determining any right to indemnification under this Agreement.

d.
For purposes of any determination as to Indemnitee’s entitlement to indemnification, Indemnitee shall be presumed to have met the standard of conduct for indemnification if, among other things and without limitation, Indemnitee relied on any information, opinion, report or statement, including any financial statement or other financial data or the records or books of account of the Company or any Enterprise, prepared or presented by an officer or employee of the Company or any Enterprise whom Indemnitee reasonably believed to be reliable and competent in the matters presented, by a lawyer, certified public accountant, appraiser or other person, as to a matter which Indemnitee reasonably believed to be within the person’s professional or expert competence, or, if Indemnitee was serving on the Board of Directors of the Company or as a member of any similar body of any Enterprise, by a committee of the Board of Directors or such other body on which Indemnitee does not serve, as to a matter within its designated authority, if Indemnitee reasonably believes the committee to merit confidence. The provisions of this Section 11(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee met, or be presumed to have met, the applicable standard of conduct set forth in this Agreement.

e.
For purposes of this Agreement, Indemnitee shall be considered to have been wholly successful with respect to any Proceeding if such Proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to Indemnitee, (ii) it being Adjudged that Indemnitee was liable to the Company, (iii) a plea of guilty by Indemnitee, (iv) it being Adjudged that an act or omission of Indemnitee was material to the matter giving rise to the Proceeding and was (A) committed in bad faith or (B) the result of Indemnitee’s active and deliberate dishonesty, (v) it being Adjudged that Indemnitee actually received an improper personal benefit in money, property or services or (vi) with respect to any criminal proceeding, it being Adjudged that Indemnitee had reasonable cause to believe the act or omission was unlawful.

12.	Remedies of Indemnitee.

a.
If (i) a determination is made pursuant to Section 10(b) of this Agreement that Indemnitee is not entitled to indemnification under this Agreement; (ii) advancement of Expenses is not timely made pursuant to Sections 8 or 9 of this Agreement; (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 10(b) of this Agreement within sixty (60) days after receipt by the Company of the request for indemnification; (iv) payment of indemnification is not made pursuant to Sections 7 or 9 of this Agreement within fifteen (15) days after receipt by the Company of a written request therefor; or (v) payment of indemnification pursuant to any other section of this Agreement or the charter or bylaws of the Company is not made within fifteen (15) days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication in an appropriate court located in the State of Maryland or in any other court of competent jurisdiction, with regard to Indemnitee’s entitlement to indemnification or advancement of Expenses. Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence a proceeding seeking an adjudication or an award in arbitration within one hundred eighty (180) days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 12(a); provided, however, that the foregoing clause shall not apply to a proceeding brought by Indemnitee to enforce [his][her] rights under Section 7 of this Agreement. Except as set forth herein, the provisions of Maryland law (without regard to its conflicts of laws rules) shall apply to any such arbitration. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

b.
In any judicial proceeding or arbitration commenced pursuant to this Section 12, Indemnitee shall be presumed to be entitled to indemnification or advancement of Expenses, as the case may be, under this Agreement and the Company shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be. If Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 12, Indemnitee shall not be required to reimburse the Company for any advances pursuant to Section 8 of this Agreement until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed). The Company shall, to the fullest extent not prohibited by law, be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 12 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all of the provisions of this Agreement.

c.
If a determination shall have been made pursuant to Section 10(b) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 12, absent a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification that was not disclosed in connection with the determination.

d.
In the event that Indemnitee, pursuant to this Section 12, seeks a judicial adjudication of or an award in arbitration to enforce Indemnitee’s rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to advancement from the Company, and shall be indemnified and held harmless by the Company for, any and all Expenses actually and reasonably incurred by [him][her] in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

e.
Interest shall be paid by the Company to Indemnitee at the maximum rate allowed to be charged for judgments under the Courts and Judicial Proceedings Article of the Annotated Code of Maryland for amounts which the Company pays or is obligated to pay for the period (i) commencing with either the 10th day after the date on which the Company was requested to advance Expenses in accordance with Sections 8 or 9 of this Agreement or the 60th day after the date on which the Company was requested to make the determination of entitlement to indemnification under Section 10(b) of this Agreement, as applicable, and (ii) ending on the date such payment is made to Indemnitee by the Company.

13.	Defense of Underlying Proceeding.

a.
Indemnitee shall notify the Company promptly in writing upon being served with or receiving any summons, citation, subpoena, complaint, indictment, notice, request or other document relating to any Proceeding which may result in the right to indemnification or the advancement of Expenses hereunder and shall include with such notice a description of the nature of the Proceeding and a summary of the facts underlying the Proceeding. The failure to give any such notice shall not disqualify Indemnitee from the right, or otherwise affect in any manner any right of Indemnitee, to indemnification or the advancement of Expenses under this Agreement unless the Company’s ability to defend in such Proceeding or to obtain proceeds under any insurance policy is materially and adversely prejudiced thereby, and then only to the extent the Company is thereby actually so prejudiced.

b.
Subject to the provisions of the last sentence of this Section 13(b) and of Section 13(c) below, the Company shall have the right to defend Indemnitee in any Proceeding which may give rise to indemnification hereunder using a law firm of the Company’s choice, subject to the prior written approval of the Indemnitee, which shall not be unreasonably withheld; provided, however, that the Company shall notify Indemnitee in writing of any such decision to defend within fifteen (15) calendar days following receipt of notice of any such Proceeding under Section 13(a) above. Indemnitee shall have the right to retain a separate law firm in any such Proceeding at Indemnitee’s sole expense. The Company shall not, without the prior written consent of Indemnitee, which shall not be unreasonably withheld or delayed, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise of a claim against Indemnitee which (i) includes an admission of fault of Indemnitee; (ii) does not include, as an unconditional term thereof, (A) the full release with prejudice of Indemnitee from all liability in respect of such Proceeding, which release shall be in form and substance reasonably satisfactory to Indemnitee and (B) the complete dismissal of all claims against the Indemnitee with prejudice; or (iii) would impose any Expense, judgment, fine, penalty or limitation on Indemnitee. This Section 13(b) shall not apply to a Proceeding brought by Indemnitee under Section 12 of this Agreement, a Proceeding by or in the right of the Company or in the case of clause (ii) of Section 13(c).

c.
Notwithstanding the provisions of Section 13(b) above, if in a Proceeding to which Indemnitee is a party, (i) Indemnitee reasonably concludes, based upon advice of counsel approved by the Company, which approval shall not be unreasonably withheld or delayed, that Indemnitee may have separate defenses or counterclaims to assert with respect to any issue which may not be consistent with other defendants in such Proceeding, (ii) Indemnitee reasonably concludes, based upon advice of counsel approved by the Company, which approval shall not be unreasonably withheld or delayed, that an actual or apparent conflict of interest or potential conflict of interest exists between Indemnitee and the Company, or (iii) if the Company fails to assume the defense of such Proceeding in a timely manner, Indemnitee shall be entitled to be represented by separate legal counsel of Indemnitee’s choice, subject, except in the case of (ii) or (iii) above, to the prior approval of the Company, which approval shall not be unreasonably withheld or delayed, at the expense of the Company. In addition, if the Company fails to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any Proceeding to deny or to recover from Indemnitee the benefits intended to be provided to Indemnitee hereunder, Indemnitee shall have the right to retain counsel of Indemnitee’s choice, subject to the prior approval of the Company, which approval shall not be unreasonably withheld or delayed, at the expense of the Company (subject to Section 12(d) of this Agreement), to represent Indemnitee in connection with any such matter.

14.
Jointly Indemnifiable Claims. Given that certain Jointly Indemnifiable Claims may arise, the Company acknowledges and agrees that the Company shall, and to the extent applicable shall cause any Enterprise to (i) be fully and primarily responsible for, and be the indemnitor of first resort with respect to, payment to or payment on behalf of the Indemnitee in respect of indemnification or advancement of Expenses in connection with any such Jointly Indemnifiable Claim, irrespective of any right of recovery the Indemnitee may have from the Third-Party Indemnitors, and (ii) be required to advance the full amount of Expenses incurred by the Indemnitee and shall be liable for the full amount of all Expenses, judgments, fines, penalties and amounts paid in settlement to the extent not prohibited by (and not merely to the extent affirmatively permitted by) applicable law and as required by the terms of this Agreement, without regard to any rights the Indemnitee may have against the Third-Party Indemnitors. Under no circumstance shall the Company or any Enterprise be entitled to, and the Company hereby irrevocably waives, relinquishes and releases, any claims against the Third-Party Indemnitors for subrogation, contribution or recovery of any kind and no right of advancement or recovery the Indemnitee may have from the Third-Party Indemnitors shall reduce or otherwise alter the rights of the Indemnitee or the obligations of the Company or any Enterprise. The Company further agrees that no advancement or payment by any Third-Party Indemnitor on behalf of Indemnitee with respect to any Proceeding for which Indemnitee has sought indemnification, exoneration or hold harmless rights from the Company shall affect the foregoing and the Third-Party Indemnitor(s) shall have a right to receive from the Company, contribution and/or be subrogated, to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. The Company and the Indemnitee agree that each of the Third-Party Indemnitors shall be third-party beneficiaries with respect to this Agreement entitled to enforce this Section 14 as though each such Third-Party Indemnitor were a party to this Agreement.

15.	Non-Exclusivity; Survival of Rights; Subrogation.

a.
The rights of indemnification and advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under (i) applicable law (including, but not limited to, the MGCL), (ii) the charter or bylaws of the Company, (iii) any agreement or (iv) a resolution of (A) the stockholders entitled to vote generally in the election of directors or (B) the Board of Directors, or otherwise. Unless consented to in writing by Indemnitee, no amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in [his][her] Corporate Status prior to such amendment, alteration or repeal, regardless of whether a claim with respect to such action or inaction is raised prior or subsequent to such amendment, alteration or repeal. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right or remedy shall be cumulative and in addition to every other right or remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion of any right or remedy hereunder, or otherwise, shall not prohibit the concurrent assertion or employment of any other right or remedy.

b.
Except as set forth in Section 14, in the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

16.	Insurance.

a.
The Company shall purchase and maintain a policy or policies of directors and officers insurance with reputable insurance companies. The Company shall continue to provide such insurance coverage to Indemnitee and such insurance policies shall have coverage terms and policy limits at least as favorable to Indemnitee as the insurance coverage provided to any other director or officer of the Company. If the Company has such insurance in effect at the time it receives from Indemnitee any notice of the commencement of an action, suit, proceeding or other claim, the Company shall give prompt notice of the commencement of such action, suit, proceeding or other claim to the insurers and take such other actions in accordance with the procedures set forth in the policy as required or appropriate to secure coverage of Indemnitee for such action, suit, proceeding or other claim. The Company shall thereafter take all reasonably necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such action, suit, proceeding or other claim in accordance with the terms of such policy. In the event of a Change in Control that would result in a loss or cancellation of the Company directors’ and officers’ insurance policy or policies, the Company shall purchase a directors and officers “Tail” insurance policy or policies to provide coverage to the Company’s directors and officers for a period of six (6) years after such Change in Control, but only with respect to coverage for claims arising from wrongful acts, errors or omissions occurring before such Change in Control.

b.
Without in any way limiting any other obligation under this Agreement, the Company shall indemnify Indemnitee for any payment by Indemnitee which would otherwise be indemnifiable hereunder arising out of the amount of any deductible or retention and the amount of any excess of the aggregate of all judgments, penalties, fines, settlements and Expenses incurred by Indemnitee in connection with a Proceeding over the coverage of any insurance referred to in Section 16(a). The purchase, establishment and maintenance of any such insurance shall not in any way limit or affect the rights or obligations of the Company or Indemnitee under this Agreement except as expressly provided herein, and the execution and delivery of this Agreement by the Company and Indemnitee shall not in any way limit or affect the rights or obligations of the Company under any such insurance policies. If, at the time the Company receives notice from any source of a Proceeding to which Indemnitee is a party or a participant (as a witness or otherwise), the Company has director and officer liability insurance in effect, the Company shall give prompt notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies.

17.
Other Sources; Investment Company Act. Notwithstanding any other provision of this Agreement, the Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable or payable or reimbursable as Expenses hereunder if and to the extent that (i) Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise, except as otherwise provided in Section 14 to this Agreement, or (ii) for so long as the Company is subject to the Investment Company Act, indemnification or payment or reimbursement of Expenses would not be permissible under the Investment Company Act, whether pursuant to Section 17(h) of the Investment Company Act or otherwise. In addition, for so long as the Company is subject to the Investment Company Act of 1940, the presumptions, considerations and similar provisions set forth in Section 11(d) and (e) of this Agreement shall be of no force or effect to the extent inconsistent with the Investment Company Act and shall otherwise be construed in a manner to include any additional conditions, restrictions or references required to be contained therein by the Investment Company Act, including, without limitation, the disabling conduct set forth in Section 17(h) of the Investment Company Act.

18.
Contribution. If the indemnification provided in this Agreement is unavailable in whole or in part and may not be paid to Indemnitee for any reason, other than for failure to satisfy the standard of conduct set forth in Section 4 or due to the provisions of Section 5, then, with respect to any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), to the fullest extent permissible under applicable law, the Company, in lieu of indemnifying and holding harmless Indemnitee, shall pay, in the first instance, the entire amount incurred by Indemnitee, whether for Expenses, judgments, penalties, and/or amounts paid or to be paid in settlement, in connection with any Proceeding without requiring Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have at any time against Indemnitee.

19.	Miscellaneous.

a.
This Agreement shall be effective as of the Effective Date and may apply to acts or omissions of Indemnitee taken in or in connection with Indemnitee’s Corporate Status which occurred prior to such date if Indemnitee was an officer, director, employee or agent of the Company or was a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any Enterprise at the time such act or omission occurred.

b.
This Agreement shall continue until and terminate on the later of: (i) the date that Indemnitee shall have ceased to serve as a director, officer, employee or agent of the Company or as a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any other foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving in such capacity at the request of the Company and (ii) the date that Indemnitee is no longer subject to any actual or possible Proceeding (including any rights of appeal thereto and any Proceeding commenced by Indemnitee pursuant to Section 12 of this Agreement).

c.
The indemnification and advancement of Expenses provided by, or granted pursuant to, this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all, substantially all or a substantial part, of the business and/or assets of the Company), shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent of the Company or a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any other foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving in such capacity at the request of the Company, and shall inure to the benefit of Indemnitee and Indemnitee’s spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.

d.
If, by reason of Indemnitee’s Corporate Status, Indemnitee’s spouse is made a party to any Proceeding, the Company shall indemnify and hold harmless Indemnitee’s spouse against all judgments, penalties, fines and amounts paid in settlement and all Expenses actually and reasonably incurred by Indemnitee’s spouse in connection with any such Proceeding unless (and only to the extent) it is ultimately Adjudged that (a) the act or omission of Indemnitee was material to the matter giving rise to the Proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty; (b) Indemnitee actually received an improper personal benefit in money, property or services; or (c) in the case of any criminal Proceeding, Indemnitee had reasonable cause to believe that [his][her] conduct was unlawful. Further, Indemnitee’s spouse shall not be entitled to (x) indemnification hereunder if the Proceeding was one by or in the right of the Company and Indemnitee is Adjudged to be liable to the Company; (y) indemnification hereunder if Indemnitee is Adjudged to be liable on the basis that personal benefit was improperly received in any Proceeding charging improper personal benefit to Indemnitee; or (z) indemnification or advancement of Expenses hereunder if the Proceeding was brought by Indemnitee, unless: (i) the Proceeding was brought to establish or enforce indemnification rights under this Agreement, and then only to the extent in accordance with and as authorized by Section 12 of this Agreement, or (ii) the Company’s charter or bylaws, a resolution of the stockholders entitled to vote generally in the election of directors or of the Board of Directors or an agreement approved by the Board of Directors to which the Company is a party, expressly provides otherwise. The foregoing right to indemnification shall include, without limitation, any Proceeding that seeks damages recoverable from marital community property, jointly-owned property or property purported to have been transferred from the Indemnitee to his or her spouse (or former spouse); provided that Indemnitee is indemnified and held harmless for the same pursuant to this Agreement. The Indemnitee’s spouse or former spouse also shall be entitled to advancement of Expenses to the same extent that Indemnitee is entitled to advancement of Expenses herein. The Company may maintain insurance to cover its obligation hereunder with respect to Indemnitee’s spouse (or former spouse) or set aside assets in a trust or escrow fund for that purpose.

e.
The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

f.
The Company and Indemnitee agree that a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult to prove, and further agree that such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which Indemnitee may be entitled. Indemnitee shall further be entitled to such injunctive relief and/or specific performance, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertakings in connection therewith. The Company acknowledges that, in the absence of a waiver, a bond or undertaking may be required of Indemnitee by a court, and the Company hereby waives any such requirement of such a bond or undertaking.

g.
If any provision or provisions of this Agreement shall be held to be invalid, void, illegal or otherwise unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (ii) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (iii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

h.
No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor, unless otherwise expressly stated, shall such waiver constitute a continuing waiver.

i.
All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand or overnight courier service and receipted for by the party to whom said notice, request, demand or other communication shall have been directed, on the day of such delivery, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed: (i) if to Indemnitee, to the address set forth on the signature page hereto; or (ii) if to the Company, to Triangle Capital Corporation, 3700 Glenwood Avenue, Suite 530, Raleigh, NC 27612, Attn: Corporate Secretary; or to such other address as may have been furnished in writing to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

j.	This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Maryland, without regard to its conflicts of laws rules.

k.
This Agreement may be executed in one or more counterparts (delivery of which may be in electronic format), each of which shall for all purposes be deemed to be an original and all of which together shall constitute one and the same Agreement. One such counterpart signed by the party against whom enforceability is sought shall be sufficient to evidence the existence of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written:

TRIANGLE CAPITAL CORPORATION

By:
Name:
Title:

[INDEMNITEE]

Address:

EXHIBIT A

AFFIRMATION AND UNDERTAKING TO REPAY EXPENSES ADVANCED
To: The Board of Directors of Triangle Capital Corporation
Re: Affirmation and Undertaking
Ladies and Gentlemen:
This Affirmation and Undertaking is being provided pursuant to the Indemnification Agreement, dated as of January 16, 2018, by and between Triangle Capital Corporation, a Maryland corporation (the “Company”), and me as the undersigned Indemnitee (the “Indemnification Agreement”), pursuant to which I am entitled to advancement of Expenses in connection with [Description of Proceeding] (the “Proceeding”).
Terms used herein and not otherwise defined shall have the meanings specified in the Indemnification Agreement.
I am subject to the Proceeding by reason of my Corporate Status or by reason of alleged actions or omissions by me in such capacity. I hereby affirm my good faith belief that at all times, insofar as I was involved as [a director][an officer] of the Company, in any of the facts or events giving rise to the Proceeding, I (i) did not act with will misfeasance,* bad faith, gross negligence,* active and deliberate dishonesty or reckless disregard of duties,* (ii) did not receive any improper personal benefit in money, property or services and (iii) in the case of any criminal proceeding, had no reasonable cause to believe that any act or omission by me was unlawful.
In consideration of the advancement of Expenses by the Company for Expenses incurred by me in connection with the Proceeding (the “Advanced Expenses”), I hereby agree that if, in connection with the Proceeding, it is Adjudged that (i) an act or omission by me was material to the matter giving rise to the Proceeding and (A) was committed in bad faith or (B) was the result of willful misfeasance,* gross negligence,* active and deliberate dishonesty or reckless disregard of duty,* (ii) I actually received an improper personal benefit in money, property or services, or (iii) in the case of any criminal proceeding, I had reasonable cause to believe that the act or omission was unlawful, then I shall promptly reimburse the portion of the Advanced Expenses relating to the claims, issues or matters in the Proceeding as to which the foregoing findings have been established.
IN WITNESS WHEREOF, I have executed this Affirmation and Undertaking on this _____ day of _______________, 20____.

Name:    ___________________________
* These references can be deleted in any Affirmation and Undertaking if at the time of the submission thereof the Company is no longer subject to the Investment Company Act of 1940.